UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Trustmark Corporation
(Name of Registrant as Specified in Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 7, 2006

Dear Shareholder:

You are cordially invited to attend Trustmark Corporation’s annual meeting of shareholders. This meeting will be held in the Grand Ballroom at the Hilton Hotel, located at 1001 East County Line Road, Jackson, Mississippi, on Tuesday, May 9, 2006, at 10:00 a.m.

At the meeting, shareholders will elect a board of directors and transact such other business as may properly come before the meeting. Prior to the meeting, please carefully read the accompanying proxy statement.

Thank you for your support of Trustmark.

Sincerely,
Richard G. Hickson
Chairman and Chief Executive Officer

Trustmark Corporation
248 East Capitol Street
Jackson, MS 39201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME………………………...	Tuesday, May 9, 2006, at 10:00 a.m.
LOCATION………………………………..	Grand Ballroom Hilton Hotel 1001 East County Line Road Jackson, Mississippi 39211
ITEMS OF BUSINESS……………………
(1) To elect a board of eleven directors to hold office for the ensuing year or until their successors are elected and qualified.

(2) To transact such other business as may properly come before the meeting.

RECORD DATE…………………………..	Shareholders of record on March 13, 2006, are eligible to vote at the meeting in person or by proxy.
PROXY VOTING/REVOCATION………
You are urged to sign and return the enclosed proxy promptly, whether or not you plan to attend the meeting. If you do attend the meeting, you may revoke your proxy prior to the voting thereof. You may also revoke your proxy at any time before it is voted by written notice to the Secretary of Trustmark Corporation or by delivery to the Secretary of a subsequently dated proxy.

T. Harris Collier III
Secretary to the Board

GENERAL INFORMATION

Solicitation by the Board of Directors

This proxy statement is being sent on or about April 7, 2006, in connection with the solicitation by the Board of Directors of Trustmark Corporation (Trustmark) of proxies to be voted at the 2006 Annual Meeting of Shareholders and at any adjournment or postponement thereof for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

Meeting Location, Date and Time

The Annual Meeting of Shareholders will be held in the Grand Ballroom of the Hilton Hotel, located at 1001 East County Line Road, Jackson, Mississippi 39211, on Tuesday, May 9, 2006, at 10:00 a.m.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 13, 2006, are entitled to notice of and to vote at the meeting in person or by proxy. On the record date, Trustmark had outstanding 55,772,059 shares of common stock.

Required Vote

A majority of the shares outstanding constitutes a quorum. The eleven candidates for election as directors who receive the highest number of affirmative votes will be elected. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product constitutes the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. Each share is entitled to one vote on other issues, and the issue will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. While abstentions and broker non-votes (shares held by brokerage customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining a quorum, they are not otherwise counted and, therefore, will have no effect on the outcome of any issue.
All valid proxies received by Trustmark will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted in accordance with the recommendations of the Board of Directors of Trustmark.

How to Vote

Shareholders of record can vote in person at the annual meeting or by proxy without attending the annual meeting.
To vote by proxy, either:
1.	Complete the enclosed proxy card, sign, date and return it in the enclosed postage-paid envelope,
2.	Vote by telephone (instructions are on the proxy card) or
3.	Vote by Internet (instructions are on the proxy card).

Revocation of Proxies

Any shareholder may revoke a proxy at any time before it is voted by written notice to the Secretary, by revocation at the meeting or by delivery to the Secretary of a subsequently dated proxy.

Voting on Other Matters

The Board of Directors is not aware of any additional matters likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of Trustmark.

Cost of Proxy Solicitation

Solicitation of proxies will be primarily by mail. Associates of Trustmark and its subsidiaries may be used to solicit proxies by means of telephone or personal contact but will not receive any additional compensation for doing so. Banks, brokers, trustees and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by Trustmark.

CORPORATE GOVERNANCE

Trustmark implemented an enhanced governance structure in April 2002. The effectiveness and efficiency of Trustmark’s corporate decision-making processes were improved through the implementation of a committee structure and revised director accountabilities that best enable the Board to address issues such as business growth, human capital and technology.
Provisions of Trustmark’s governance structure include, among other things, required notification of changes in professional responsibilities and residence, a director’s attendance policy, as well as the authority to seek advice or counsel from external advisers on an as-needed basis. Effective October 18, 2005, the Board amended the Corporation’s bylaws to increase the retirement age of directors to 68.

Board Mission

The role of the Board is to foster Trustmark’s long-term success consistent with its fiduciary responsibilities to shareholders. As part of this role, Trustmark’s Board is responsible for:

• Providing strategic guidance and oversight,
• Acting as a resource on strategic issues and in matters of planning and policymaking,
• Ensuring that management’s operations contribute to Trustmark’s financial soundness,
• Promoting social responsibility and ethical business conduct,
• Providing insight and guidance on complex business issues and problems in the banking and financial services industries,
• Ensuring that an effective system is in place to facilitate selection, succession planning and compensation of the Chief Executive Officer, and
• Ensuring Trustmark’s compliance with all relevant legal and regulatory requirements.

The Board has adopted, and annually reviews, formal mission statements for the Board and its committees to address the governance guidelines and responsibilities of each. Likewise, the Board has adopted codes of conduct for directors, senior financial officers and associates. These materials are available on Trustmark’s website at www.trustmark.com or may be obtained by written request addressed to the Secretary of the Board, Trustmark Corporation, Post Office Box 291, Jackson, MS 39205-0291.

Meetings of the Board of Directors

The Board of Directors met six times in 2005. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and board committees of which he was a member in 2005.

Director Attendance at Annual Meeting

Directors are expected to attend the Annual Meeting of Shareholders, and in 2005, all directors were present.

Director Independence

The Board has affirmatively determined that all directors, with the exception of the Chairman and CEO, Richard G. Hickson, meet the requirements of independence under NASDAQ Rule 4200.

Lead Director

Trustmark’s Chairman of the Board also serves as CEO. Therefore, under the governance guidelines set forth in Trustmark’s Board Mission Statement, the Chairman of the Executive Committee, Matthew L. Holleman III, serves as the Board’s Lead Director. The primary responsibility of the Lead Director is to chair meetings of the non-management directors, and in 2005, the Board held six such independent sessions. The Lead Director also refers to the appropriate board committees any issue brought to his attention by shareholders, directors or others.

Committees of the Board of Directors

There are five committees that collectively provide guidance on strategic issues, planning and policymaking: Audit and Finance, Executive, Human Resources, Nominating and Strategic Planning. The committees are comprised solely of independent directors, with the exception of the Executive Committee.

Audit and Finance Committee

Under the terms of its Charter, the Audit and Finance Committee meets at least five times a year and is responsible for, among other things, annual approval of the independent auditors, oversight of audit activities, financial reporting and regulatory compliance, as well as review and approval of Trustmark’s profit plan.
The Committee meets with the independent and internal auditors without management present on a regular basis.

Executive Committee

The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held. The Committee is responsible for reviewing the corporate governance structure and annually evaluating each director’s performance against specific performance criteria.

Human Resources Committee

The role of the Human Resources Committee is to ensure that appropriate policies and practices are in place to facilitate the development of management talent, orderly CEO succession planning, corporate social responsibility and the setting of management compensation.

Nominating Committee

     The Nominating Committee is charged with the responsibility of seeking, interviewing and recommending to the Board of Directors qualified candidates for Board and committee membership.
     The Nominating Committee Mission Statement is posted on Trustmark’s website at www.trustmark.com.

Strategic Planning Committee

     The Strategic Planning Committee provides guidance to management on the strategic planning process and issues of strategic importance including business growth and expansion, material transactions and technology. The Committee is also responsible for monitoring progress with Trustmark’s long-term strategic and financial objectives.

Committee Membership

     The following table shows the current membership of each committee and the number of meetings held by each committee during 2005:

Director	Audit and Finance	Executive	Human Resources	Nominating	Strategic Planning
J. Kelly Allgood	Chair	X		X	X
Reuben V. Anderson		X	Chair	X
William C. Deviney, Jr.			X
C. Gerald Garnett		X	X	X	X
Richard G. Hickson		X
Matthew L. Holleman III		Chair		Chair	Chair
John M. McCullouch
Richard H. Puckett	X
R. Michael Summerford	X		X
Kenneth W. Williams	X
William G. Yates, Jr.					X
2005 Meetings	5	6	9	1	2

Director Compensation

     During 2005, directors received an annual retainer of $12,000 plus $1,000 for each Board meeting attended. The Executive Committee Chairman received an additional retainer of $6,000 per year. All other Executive Committee members received an additional retainer of $3,000 per year. All committee chairs and committee members received $750 and $500, respectively, for each committee meeting attended.
     Based on a study of compensation paid to directors of comparable financial institutions, the Board has approved changes to the Trustmark Director Compensation schedule, which will become effective as of May 9, 2006. The changes to the schedule will increase the fees paid to $1,500 for each Board meeting attended, as well as to $1,250 and $1,000 for committee chairs and committee members, respectively, for each committee meeting attended. Additionally, the Audit and Finance Committee Chair will receive an annual retainer of $12,000. The CEO receives no compensation for Board or committee service.

     Trustmark provides non-employee directors who became directors prior to 2003 the opportunity to participate in a contributory defined benefit deferred fee plan. Under the plan, participating directors may defer up to $12,000 of fees annually to fund a portion of the cost of their defined retirement benefits and death benefits. The amount of the retirement benefit and death benefit is determined based upon the participant’s annual contribution amount, the length of Board service (with accrual and vesting occurring prorata assuming Board service to age 65) and the age of the director at date of entry into the plan. Depending on a number of factors, the projected annual benefit at retirement is payable for the longer of life or 25 years and ranges from $20,000 to $133,000 for current directors electing to participate in the plan. The vested annual benefit as of December 31, 2005, payable at retirement to current directors electing to participate in the plan ranges from $16,000 to $71,000. If a participating director dies prior to retirement, his beneficiary will receive a scheduled death benefit for ten years. If the plan is terminated, or a director’s Board service is terminated, within three years after a change in control of Trustmark (as defined in the plan), affected directors will be credited with up to an additional five years of Board service for purposes of determining retirement benefits at age 65. Trustmark has purchased life insurance policies on participating directors to fund this plan.
     Non-employee directors are eligible to receive stock option awards under the Trustmark Corporation 2005 Stock and Incentive Compensation Plan. On May 10, 2005, each non-employee director received an option grant of 2,000 shares pursuant to the plan. These options vest in equal installments over a five-year period and expire in 2012. Accelerated vesting and exercisability of these options is provided upon a change in control of Trustmark (as defined in the plan).
     Non-employee directors may defer all or a part of their annual retainer and meeting fees (excluding any contribution to the deferred fee plan described above) pursuant to a voluntary non-qualified deferred compensation plan. The compensation deferred is credited to a liability account, which is deemed invested in and mirrors the performance of one or more designated investment funds available under the plan and selected at the option of the director. The deferred compensation account will be paid in a lump sum or in annual installments at a designated time upon the occurrence of an unforeseen emergency or upon a director’s cessation of service on the Board.

Communications with Directors

Shareholders desiring to contact Trustmark’s Board of Directors may do so by sending written correspondence to Board of Directors, Trustmark Corporation, Post Office Box 291, Jackson, MS 39205-0291 or by e-mail to boardofdirectors@trustmark.com.
Communications will be referred to the Chairman of the Executive Committee, who will determine the appropriate committee to receive the communication and take any action deemed necessary by that committee.
Complaints relating to Trustmark’s accounting, internal accounting controls or auditing matters should be directed to Trustmark’s General Counsel/Secretary to the Board, Trustmark Corporation, Post Office Box 291, Jackson, MS 39205-0291 or by calling 1-800-844-2000 (extension 5088) or 1-601-208-5088.

Nomination of Directors

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of Trustmark entitled to vote for the election of directors. Nominations other than those made by or on behalf of the existing management of Trustmark shall be made in writing and shall be delivered or mailed to Trustmark’s Chairman of the Board not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of Trustmark that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of Trustmark owned by the notifying shareholder.
     Nominations not made in accordance with the above procedure may be disregarded by the chairman of the meeting at his discretion, and upon his instructions, all votes cast for each such nominee may be disregarded.
     Trustmark’s bylaws permit direct nominations by shareholders. Therefore, the Nominating Committee does not have a policy for considering nominees recommended by shareholders through the process outlined above. However, if a shareholder wishes to recommend an individual for Board service, rather than directly nominate the individual as set forth above, the shareholder may submit the individual’s name to the Nominating Committee in writing addressed to Trustmark Corporation Nominating Committee, Post Office Box 291, Jackson, MS 39205-0291 or by e-mail to boardofdirectors@trustmark.com. In order to give the Nominating Committee adequate time to consider any such individual for nomination as a director at the 2007 Annual Meeting of Shareholders, such recommendations should be delivered no later than October 1, 2006. In considering an individual recommended by a shareholder but not directly nominated, the Nominating Committee will use the same guidelines as set forth in the Director Qualifications.
     When identifying potential candidates for director nominees, the Committee may solicit suggestions from incumbent directors, management or others. With regard to the proposed nominees for 2006, all nominees have previously served as a director.

Director Qualifications

     The Board believes that in order to appropriately carry out their roles, directors must demonstrate a variety of personal traits, leadership qualities and competencies. In considering nominees submitted by the Board or management, the Nominating Committee will use these traits, leadership qualities and individual competencies to assess future director nominees’ suitability for Board service.

Personal Traits

     Board service is an extremely important, high profile role and carries with it significant responsibility. For that reason, it is important that all directors possess a certain set of personal traits, including:

•	Personal and Professional Integrity
•	Accountability
•	Informed Business Judgment
•	Mature Confidence
•	High Performance Standards
•	Initiative and Responsiveness
•	Business Credibility

Leadership Qualities

     When seeking individuals to fill leadership roles, the following skill sets are required:

•	Communication Skills
•	Crisis Management Skills
•	Facilitation Skills
•	Relationship Building/Networking

Individual Competencies

There are certain competencies that must be represented collectively by the directors on each Board committee, but each individual director need not necessarily possess all of them. The specific competencies vary by committee, as illustrated in the chart below:

Board Committees
Individual Director Competencies	Audit & Finance	Executive	Human Resources	Nominating	Strategic Planning
1. Financial Acumen
Accounting & finance knowledge	✓	✓		✓	✓
Financial statement analysis	✓
Knowledge of capital markets	✓				✓
Financial planning	✓
Ability to communicate financial concepts in lay terms	✓				✓
2. Organizational Effectiveness
Talent management			✓
Understanding of compensation issues			✓
Ability to discern candidate qualifications			✓
3. Strategic Direction
Vision		✓		✓	✓
Strategic perspective		✓		✓	✓
Technology knowledge	✓
Industry knowledge	✓	✓		✓	✓

PROPOSAL 1:  Election of Directors

     The Board of Directors has fixed the number of directors for the coming year at eleven. The nominees listed herein have been proposed by the Board of Directors for election at the meeting.
     Shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of the proposed slate of eleven nominees. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product constitutes the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. The proxies reserve the right, in their discretion, to vote cumulatively. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed among the remaining nominees.
     Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for the nominee(s) will be voted for such other person(s) as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders or until a successor is elected and qualified. The persons who will be elected to the Board of Directors will be the eleven nominees receiving the largest number of votes.

     The Board of Directors recommends that shareholders vote “for” the proposed nominees.

THE NOMINEES

Name and Age at Record Date	Position, Principal Occupation and Directorships

J. Kelly Allgood............................65
•Retired President, BellSouth Mississippi
•Director of Trustmark since 1991
•Trustmark Corporation Committees:
Audit and Finance (Chair)
Executive
Nominating
Strategic Planning
•Other Directorships: Trustmark National Bank

Reuben V. Anderson.....................63
• Partner, Phelps Dunbar, L.L.P. (Attorneys)
• Director of Trustmark since 1980
• Trustmark Corporation Committees
Executive
Human Resources (Chair)
Nominating
• Other Directorships: Trustmark National Bank,
BellSouth Corporation, The Kroger Company

Name and Age at Record Date	Position, Principal Occupation and Directorships

William C. Deviney, Jr.................60
• CEO, Deviney Construction Company, Inc.
(Telecommunications Construction)
• Director of Trustmark since 1995
• Trustmark Corporation Committees:
Human Resources
• Other Directorships: Trustmark National Bank

C. Gerald Garnett.........................61
• Retired CEO, Southern Farm Bureau Casualty
Insurance Company and Southern Farm Bureau
Property Insurance Company
• Director of Trustmark since 1993
• Trustmark Corporation Committees:
Executive
Human Resources
Nominating
Strategic Planning
• Other Directorships: Trustmark National Bank

Richard G. Hickson......................61
• Chairman, President and CEO, Trustmark Corporation;
Chairman and CEO, Trustmark National Bank
• Director of Trustmark since 1997
• Trustmark Corporation Committees:
Executive
• Other Directorships: Trustmark National Bank

Name and Age at Record Date	Position, Principal Occupation and Directorships

Matthew L. Holleman III.............54
• President and CEO, Galaxie Corporation; President,
Capitol Street Corporation, H.H. Corporation and
Bay Street Corporation (Investment Management);
President and CEO, Mississippi Valley Gas Company (1987-2002)
(Natural Gas Distribution)
• Director of Trustmark since 1994
• Trustmark Corporation Committees:
Executive (Chair)
Nominating (Chair)
Strategic Planning (Chair)
• Other Directorships: Trustmark National Bank

John M. McCullouch...................58
• President, BellSouth Mississippi
• Director of Trustmark since 2005
• Other Directorships: Trustmark National Bank

Richard H. Puckett......................51
• President and CEO, Puckett Machinery Company
(Distributor of Heavy Earth Moving Equipment)
•Director of Trustmark since 1995
•Trustmark Corporation Committees:
Audit and Finance
•Other Directorships: Trustmark National Bank

Name and Age at Record Date	Position, Principal Occupation and Directorships

R. Michael Summerford............57
• Former President and COO, ChemFirst, Inc.
(Manufacturer of Electronic and Specialty Chemicals)
• Director of Trustmark since 2005
• Trustmark Corporation Committees:
Audit and Finance
Human Resources
• Other Directorships: Trustmark National Bank

Kenneth W. Williams.................64
• President, Corinth Coca-Cola Bottling Works;
President, Refreshments, Inc., and Refreshments
of Tennessee, Inc.; Secretary/Treasurer,
Weaver Consolidated Group, Inc. (Soft Drink Bottler)
• Director of Trustmark since 1998
• Trustmark Corporation Committees:
Audit and Finance
• Other Directorships: Trustmark National Bank

William G. Yates, Jr...................64
• President and CEO, The Yates Companies, Inc.
(Construction)
• Director of Trustmark since 2001
• Trustmark Corporation Committees:
Strategic Planning
• Other Directorships: Trustmark National Bank

PERFORMANCE GRAPH

     The following graph compares Trustmark’s annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the Hemscott Industry Group 413. The Hemscott Industry Group 413 is an industry index published by Hemscott, Inc. and consists of 73 bank holding companies located in the southeastern United States.
     This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 2000, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals for the fiscal years shown.

Five Year Cumulative Total Return

Company	2000	2001	2002	2003	2004	2005
Trustmark (♦)	100	118.26	119.12	150.38	163.83	149.07
Hemscott Industry Group 413 (■)	100	125.76	134.60	171.85	197.60	200.09
NASDAQ Market (▲)	100	79.71	55.60	83.60	90.63	92.62

STOCK

Securities Ownership by Certain Beneficial Owners and Management

The following table reflects the number of Trustmark common shares beneficially owned by (a) persons known by Trustmark to be the beneficial owners of more than five percent of its outstanding shares, (b) directors and nominees, (c) each of the executive officers named within the Executive Compensation section and (d) directors and executive officers of Trustmark as a group. The persons listed below have sole voting and investment authority for all shares except as indicated. Unless otherwise noted, beneficial ownership for each outside director and nominee includes 6,500 shares, which the individual has the right to acquire through the exercise of options granted under Trustmark’s stock compensation and incentive plans (1). The percentage of outstanding shares of common stock owned is not shown where less than one percent.

	Shares Beneficially		Percent of
	Owned		Outstanding
Name	as of 03/01/06 (1)		Shares
Robert M. Hearin Foundation;	7,895,034	(2)	14.16%
Robert M. Hearin Support Foundation
Post Office Box 16505
Jackson, MS 39236
J. Kelly Allgood	62,377
Reuben V. Anderson	29,959	(3)
William C. Deviney, Jr.	21,166
Duane A. Dewey	19,487	(4)
C. Gerald Garnett	16,989
Richard G. Hickson	358,101	(3)(5)
Matthew L. Holleman III	7,946,349	(6)	14.25%
Gerard R. Host	170,955	(3)(7)
John M. McCullouch	1,200	(8)
Richard H. Puckett	87,842	(3)
R. Michael Summerford	2,000	(8)
Harry M. Walker	175,546	(3)(9)
Zach L. Wasson	47,088	(10)
Kenneth W. Williams	18,502
Williams G. Yates, Jr.	27,212	(11)(12)
Directors and executive officers of Trustmark as a group	9,215,718	(13)	16.52%

(1)	Includes options exercisable within 60 days of March 1, 2006.
(2)
Includes 383,928 shares owned by the Robert M. Hearin Foundation, 2,956,862 shares owned by the Robert M. Hearin Support Foundation, 4,281,244 shares owned by Capitol Street Corporation, and 273,000 shares owned by Bay Street Corporation. Capitol Street Corporation is a 100% owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation are made by the Foundations' trustees: Robert M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.

(3)	Includes shares owned by spouse and/or minor children.
(4)
Includes 15,000 shares that the named individual has the right to acquire through the exercise of options and 3,000 shares of performance-based restricted stock with respect to which the nominee has sole voting power but which cannot be transferred prior to vesting.

(5)
Includes 285,076 shares that the nominee has the right to acquire through the exercise of options and 34,923 shares of performance-based restricted stock with respect to which the nominee has sole voting power but which cannot be transferred prior to vesting.

(6)
Includes 51,315 shares owned by nominee and immediate family members and 7,895,034 shares for which nominee has shared voting and investment authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and chairman of the board of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation.

(7)
Includes 106,255 shares that the named individual has the right to acquire through the exercise of options and 17,902 shares of performance-based restricted stock with respect to which the named individual has sole voting power but which cannot be transferred prior to vesting.

(8)	Includes 1,000 shares that the named individual has the right to acquire through the exercise of options.
(9)
Includes 98,144 shares that the named individual has the right to acquire through the exercise of options and 3,000 shares of performance-based restricted stock with respect to which the nominee has sole voting power but which cannot be transferred prior to vesting.

(10)
Includes 35,625 shares that the named individual has the right to acquire through the exercise of options and 3,000 shares of performance-based restricted stock with respect to which the nominee has sole voting power but which cannot be transferred prior to vesting.

(11)	Includes 5,500 shares that the named individual has the right to acquire through the exercise of options.
(12)	Includes 9,436 shares held by a corporation controlled by the nominee.
(13)	Includes shares held directly or indirectly by 22 individuals: the persons listed herein, as well as Trustmark’s other remaining executive officers, the Chief Accounting Officer and the General Counsel/Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

     During 2005, there was one late filing reported that related to the sale of Trustmark shares owned indirectly by Richard H. Puckett. Trustmark reviewed Mr. Puckett’s transaction and determined there were no short-swing liabilities owed.

EXECUTIVE COMPENSATION

Compensation Table

     The following table sets forth the aggregate compensation for the last three fiscal years paid to Trustmark's Chief Executive Officer and the next four highest compensated executive officers:
					Long-Term		All Other
		Annual Compensation			Compensation		Compensation (3)
					Restricted Stock Awards ($)(2)	Securities Underlying Stock Options (# of Shares)
				Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation (1)
Richard G. Hickson	2005	$680,022	$409,773	$22,214	$487,844	n/a	$9,450
Chairman, President and CEO,	2004	646,667	406,310	34,623	n/a	45,000	9,225
Trustmark Corporation;	2003	596,458	549,959	29,523	n/a	45,000	9,000
Chairman and CEO,
Trustmark National Bank
Gerard R. Host	2005	$345,844	$189,663	$5,347	$249,256	n/a	$9,450
President	2004	321,667	195,419	5,040	n/a	25,000	9,225
General Banking,	2003	296,791	210,107	4,884	n/a	25,000	9,000
Trustmark National Bank
Harry M. Walker	2005	$272,759	$110,000	$5,293	n/a	15,000	$9,450
President	2004	265,417	124,415	5,040	n/a	15,000	9,225
Jackson Metro,	2003	257,624	129,939	4,884	n/a	15,000	9,000
Trustmark National Bank
Duane A. Dewey	2005	$264,175	$138,698	$5,254	n/a	15,000	$9,450
President	2004	256,250	163,698	4,695	n/a	15,000	2,446
Wealth Management,	2003	88,141	167,000	1,328	n/a	10,000	n/a
Trustmark National Bank
Zach L. Wasson	2005	$198,340	$76,000	$5,268	n/a	7,500	$8,689
Executive Vice President and	2004	188,333	76,570	5,040	n/a	7,500	9,103
Chief Financial Officer,	2003	176,042	74,253	4,884	n/a	6,500	8,715
Trustmark National Bank

(1)
None of the named executive officers received perquisites or other personal benefits in excess of $50,000 or 10% of their total cash compensation in any of the years presented. Perquisites or other personal benefits received by the named executive officers consist primarily of club dues, and for Mr. Hickson, an annual allowance (up to 20 hours) for personal use of Trustmark’s airplane.

(2)
Represents the market value on the date of grant of performance-based restricted stock awards (17,423 shares for Richard G. Hickson and 8,902 shares for Gerard R. Host) granted on May 10, 2005 under the 2005 Stock and Incentive Compensation Plan based on the closing price of Trustmark’s common shares on May 10, 2005 $28.00) and may not reflect the value of the awards at vesting and payment. The awards best based on achievement of return on average equity (ROAE) targets, with the vesting up to and including 100% based on ROAE, and total shareholder return (TSR) targets, with vesting up to and including 100% based on TSR, compared to a group of peer financial institutions over an April 1, 2005 through December 31, 2007 performance period provided the awardee remains employed through the end of the performance period. Partial time-weighted performance vesting occurs based on ROAE and TSR through the end of the calendar quarter prior to an employee’s death, disability, termination by Trustmark without cause or termination by the employee for good reason or the occurrence of a change in control.

If a greater than 100% vesting level with respect to the ROAE and TSR targets is achieved in the aggregate (with the maximum being 200%) for a person who remains employed for the entire performance period, then an additional award of service-based restricted stock (“excess shares”) will be issued in the first 2-1/2 months after the end of the performance period equal to the number of shares awarded initially to that employee multiplied by the vesting over 100%. Any such awarded excess shares will vest at the earlier of Trustmark’s 2010 annual meeting of shareholders or May 31, 2010. Accelerated vesting of these excess shares may also occur based on an employee’s death, disability, termination by Trustmark without cause or termination by the employee for good reason or the occurrence of a change in control. The amounts shown in this column do not reflect the market value of any excess shares that may be awarded in the future.

Dividends on the initial performance-based restricted stock awards are accumulated and will vest and be paid when and to the extent the initial performance-based restricted stock vests. Dividends on any excess shares issued will be accumulated and will vest and be paid when and to the extent the excess shares vest. At December 31, 2005, Messrs. Hickson and Host held 17,423 and 8.902 shares of restricted stock having an aggregate value of $478,610 and $244,538, respectively, based on a closing price of $27.47 per share.

(3)	All other compensation represents Trustmark contributions to the 401(k) plan.

Option Grants in 2005

     The following table sets forth, as to each named executive officer, information with respect to options granted during 2005 and the potential realizable value of such options assuming a 5% and 10% compounded annual rate of appreciation in the value of Trustmark’s shares. The 5% and 10% assumed rates of growth are required by SEC rules for illustrative purposes only. Options granted during 2005 vest in five annual installments.
					Potential Realizable Value at
					Assumed Annual Rates of
	Individual Grants				Appreciation for Option Term
	Number of Shares Underlying Options Granted	% of Total Options Granted to Associates	Exercise Price Per	Expiration
Name	in 2005	in 2005	Share (1)	Date	5%	10%
Richard G. Hickson	none	n/a	n/a	n/a	n/a	n/a
Gerard R. Host	none	n/a	n/a	n/a	n/a	n/a
Harry M. Walker	15,000	4.99%	$28.28	5/10/2012	$ 172,692	$ 402,446
Duane A. Dewey	15,000	4.99	28.28	5/10/2012	172,692	402,446
Zach L. Wasson	7,500	2.50	28.28	5/10/2012	86,346	201,223

(1) The exercise price of all options was equal to the average market price of Trustmark's common shares on the grant date.

Option Exercises and Year-End Option Values

     The table below reflects information regarding the number and value of the options held by the named executive officers in at December 31, 2005. None of the named executive officers exercised stock options during 2005.

					Value of Unexercised
			Options at		In-the-Money Options
	Shares		Fiscal Year-End		at Fiscal Year-End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard G. Hickson	n/a	n/a	259,686	62,254	$ 1,446,146	$ 103,560
Gerard R. Host	n/a	n/a	90,865	37,254	474,300	64,460
Harry M. Walker	n/a	n/a	87,754	39,754	477,212	44,910
Duane A. Dewey	n/a	n/a	8,750	31,250	6,375	8,475
Zach L. Wasson	n/a	n/a	32,125	16,375	156,648	12,917

Pension Plan

     Trustmark maintains a noncontributory pension plan for associates who are 21 years of age or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated annual benefits payable upon retirement at age 65 under the plan to persons in the following remuneration and years of service classifications:

Five-Year Average Annual	Years of Credited Service
Compensation	15	20	25	30	35	45
$50,000	$6,092	$7,203	$8,031	$8,648	$9,106	$9,811
75,000	9,138	10,804	12,047	12,973	13,659	14,716
100,000	12,185	14,405	16,062	17,297	18,213	19,621
125,000	15,231	18,006	20,078	21,621	22,766	24,526
150,000	18,277	21,608	24,094	25,945	27,319	29,432
200,000	24,369	28,810	32,125	34,594	36,425	39,242
210,000 and above	25,587	30,251	33,731	36,324	38,246	41,204

Years of credited service for the highest paid executives are: Richard G. Hickson - 9 years, Gerard R. Host - 22 years, Harry M. Walker - 35 years, Duane A. Dewey - 2 years, Zach L. Wasson - 16 years.

Benefits payable under the plan are based on a formula that takes into account the participant’s compensation averaged over the highest consecutive five-year period out of the most recent seven-year period and the number of years of credited service. Compensation consists of W-2 taxable income adjusted for associate contributions to 401(k), qualified transportation fringe benefits and cafeteria plans. Compensation does not include group term life insurance, automobile allowance, moving expenses, severance pay or income from stock options after 2002. After 2003, compensation also excludes all incentive compensation, bonuses and commissions. For 2005, the maximum benefit allowable by the Internal Revenue Service was $170,000 and the maximum covered compensation was $210,000.
The table assumes the entire service period was completed under the benefit formula that is effective for service on or after January 1, 2004. Amounts payable pursuant to the plan are not subject to deduction for social security.

Supplemental Retirement Plan

Trustmark provides executive officers with a non-qualified defined benefit plan, which provides a supplemental retirement benefit to executive officers selected or plan participation by the Human Resources Committee. The retirement benefit is payable for life, but not less than ten years, and normally commences at normal retirement age (65). Benefits payable pursuant to the plan are not subject to deduction for social security.
The plan provides retirement and death benefits based upon a retirement benefit amount for each participant established by the Human Resources Committee. The retirement benefit amount is based on the executive officer’s level of responsibilities and, in part, on specified salary. The following table sets forth, as to each named executive officer, retirement benefits currently anticipated to be paid at normal retirement (the anticipated normal retirement benefit):

Annual
Name	Benefit
Richard G. Hickson	$300,000
Gerard R. Host	150,000
Harry M. Walker	125,000
Duane A. Dewey	100,000
Zach L. Wasson	75,000

The plan permits early retirement, with Human Resources Committee consent, at or after age 55 with five years of plan participation. Benefits at early retirement are actuarially reduced.
The plan also provides a deferred vested benefit payable at normal retirement age to a participant terminating for reasons other than retirement with at least one year of plan participation. The deferred benefit is accrued and vests at the rate of 1/10th of the anticipated normal retirement benefit for each year of plan participation not over ten.
If a participant does not complete at least one year of plan participation, plan benefits are forfeited (except where the cessation of employment is due to death, retirement, total disability or just cause as defined in the plan).
Should a participant die prior to retirement, the participant’s beneficiary will receive a death benefit equal to a percentage (100% for the first year and 75% for the remaining years) of a specified covered salary amount (which amount is twice the anticipated normal retirement benefit) for ten years or until the participant would have reached normal retirement age, whichever is later. Life insurance contracts have been purchased to fund payments under the plan.
Years of plan participation credited to the above participants as of December 31, 2005, are: Richard G. Hickson - 8 years, Gerard R. Host - more than 10 years, Harry M. Walker - more than 10 years, Duane A. Dewey - 2 years, Zach L. Wasson - 7 years.

Employment Agreements

Mr. Hickson entered into an amended and restated employment agreement with Trustmark effective March 12, 2002, which provides for his employment as Chairman and Chief Executive Officer. The agreement provides for the Human Resources Committee to approve a base salary of not less than $400,000 and award bonuses, stock options and other customary benefits. Bonus payments must not exceed current base salary.

      If Mr. Hickson’s employment is terminated (other than for Cause, death, disability or retirement) or in the event he resigns for Good Reason within three years after a change in control of Trustmark, Mr. Hickson is entitled to an amount equal to the sum of his salary immediately prior to the change in control and the highest annual bonus earned in any of the preceding three years. In consideration of Mr. Hickson’s agreements relating to confidentiality, non-solicitation and non-competition, Trustmark is additionally obligated to pay Mr. Hickson an amount equal to the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, multiplied by two. Mr. Hickson is entitled to receive customary benefits for twelve months following his termination, reduced by any benefits received from later employment. Any outstanding unvested stock options vest as of the change in control. Finally, Trustmark is obligated to purchase Mr. Hickson’s residence for the lesser of appraised value or $900,000 if he is unable to sell it within four months following his termination.
If, without a change in control, Mr. Hickson is terminated (other than for Cause, death, disability or retirement) or if he resigns for Good Reason, in consideration of Mr. Hickson’s agreements relating to confidentiality, non-solicitation and non-competition, Trustmark is obligated to pay Mr. Hickson an amount equal to the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, multiplied by two. Trustmark must also provide customary benefits for a period of eighteen months following termination, reduced by any benefits received from later employment, and purchase Mr. Hickson’s residence for the lesser of appraised value or $900,000 if he is unable to sell it within four months.
If Mr. Hickson is terminated for Cause or if he leaves Trustmark voluntarily, he is not entitled to any payment other than earned salary and bonus.
Effective March 12, 2002, Trustmark entered into amended and restated employment agreements with Gerard R. Host and Harry M. Walker.
Under these agreements, if Mr. Host’s or Mr. Walker’s employment is terminated (other than for Cause, death, disability or retirement) or if either resigns for Good Reason within two years after a change in control of Trustmark, the executive is entitled to payments equal to the sum of his base salary immediately prior to the change in control and the highest annual bonus earned in any of the preceding two years. Trustmark is required to continue certain benefits for twelve months following termination or resignation, reduced by any benefits received from later employment. Any outstanding unvested stock options vest as of the date of termination or resignation. Additionally, Trustmark is obligated to make certain payments in consideration of the executive’s covenants relating to confidentiality, non-solicitation and non-competition. The amount payable is the sum of the executive’s base salary and the highest annual bonus earned in any of the preceding three years.
If, without a change in control, either executive is terminated without Cause or if either resigns for Good Reason, Trustmark is obligated to make certain payments in consideration of the executive’s covenants relating to confidentiality, non-solicitation and non-competition. The amount payable is the sum of the executive’s base salary and the highest annual bonus earned in any of the preceding three years.
If Mr. Host or Mr. Walker is terminated for Cause or leaves Trustmark voluntarily, they are not entitled to any payment other than earned salary and bonus.
For purposes of these agreements, “Cause” means (i) commission of an act of personal dishonesty, embezzlement or fraud; (ii) misuse of alcohol or drugs; (iii) failure to pay any obligation owed to Trustmark or any affiliate; (iv) breach of a fiduciary duty or deliberate disregard of any rule of Trustmark or any affiliate; (v) commission of an act of willful misconduct or the intentional failure to perform stated duties; (vi) willful violation of any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or any final cease-and-desist order; (vii) unauthorized disclosure of any confidential information of Trustmark or any affiliate or engaging in any conduct constituting unfair competition or inducing any customer of Trustmark or any affiliate to breach a contract with Trustmark or any affiliate.
“Good Reason” means (i) a demotion in status, title or position or the assignment of the person to duties or responsibilities which are materially inconsistent with such status, title or position; (ii) a material breach of the applicable agreement by Trustmark; (iii) a relocation of the person to a location more than fifty miles outside of Jackson, Mississippi, without the person’s consent or, (iv) in the case of Mr. Hickson, his not being named as the Chief Executive Officer of any successor by merger to Trustmark. In the case of Mr. Hickson’s agreement, any good faith determination of “Good Reason” made by him shall be conclusive.

Human Resources Committee Report on Executive Compensation

     Trustmark’s Human Resources Committee, which held nine meetings in 2005, recommends to the Board the compensation of Trustmark’s Chief Executive Officer and other executive officers and oversees the administration of all executive compensation, including salary, cash bonuses awarded under the management incentive program and equity-based awards under Trustmark’s stock and incentive compensation plans. The Committee is comprised entirely of independent directors. Committee recommendations with respect to compensation of executive officers other than the CEO take into account compensation recommendations made by the CEO.
     Trustmark’s executive compensation policy is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving performance goals. Each executive officer’s compensation is dependent upon achieving business and financial goals and realizing individual performance objectives. The Committee also intends that incentive compensation paid to the named executive officers normally will be deductible for federal income tax purposes, but the Committee recognizes that there are circumstances where deductibility is secondary and may not be obtained.

Chief Executive Officer Compensation - 2005

     The Committee retained an independent consulting firm to evaluate competitive compensation levels and make recommendations for Mr. Hickson’s compensation for 2005. In establishing Mr. Hickson’s salary, the Committee principally considered the independent consultant’s compensation analyses of salaries paid to chief executive officers within a group of peer financial institutions. The Committee also considered Mr. Hickson’s individual performance and contributions relative to Trustmark’s corporate goals in 2004. Although the Committee considered a number of corporate goals in this context, the Committee gave the greatest weight to Trustmark’s financial performance.
     Mr. Hickson’s cash bonus for 2005 was determined based upon Trustmark’s management incentive plan and was measured in a manner similar to that used for other executive officers. In measuring corporate performance, actual performance was measured against profit plan performance targets established at the beginning of 2005. Under the plan, Mr. Hickson’s target incentive was set at 70% of base compensation with a potential maximum of 100% of base compensation. Mr. Hickson’s incentive award was weighted at 75% on corporate performance, measuring actual results for earnings per share and return on equity compared to Trustmark’s profit plan performance targets. The remaining 25% was weighted on actual results for specific strategic operational drivers including operating efficiency, revenue growth, credit quality and net income after taxes compared to Trustmark’s profit plan.
     Pursuant to the same methodology used to grant equity-based awards to other executive officers under Trustmark’s 2005 Stock and Incentive Compensation Plan, Mr. Hickson was granted 17,423 shares of performance-based restricted stock, with the right to receive an additional award of service-based restricted stock, as described in note (2) to the compensation table on page 11 of this proxy statement.  The Committee valued this grant of restricted stock as equaling 70% of Mr. Hickson’s base salary for 2005.  The Committee determined to grant Mr. Hickson performance-based restricted stock instead of stock options based on the advice of the independent consulting firm, in recognition of the trend among financial institutions toward performance-based equity compensation, and to provide a stronger correlation between performance and incentive-based compensation. The number of restricted shares granted was designed to provide Mr. Hickson with additional incentive-based compensation.

Executive Officers’ Compensation - 2005

     Salary. In establishing the salaries of Trustmark’s executive officers for 2005, the Committee considered the recommendations of the CEO, which were principally based on the individual performance, skills and experience of each executive officer.
     Cash Bonuses. Cash bonuses awarded to executive officers for 2005 were made pursuant to Trustmark’s management incentive plan. Under the plan, the CEO recommends annual incentive targets for executive officers stated as a percentage of base salary, which are then reviewed by the Committee and approved by the Board of Directors of Trustmark National Bank (TNB). The incentive awards for executive officers are based on measured weightings with respect to corporate performance, strategic operational drivers and business unit goals.

         Equity-based Awards. Equity-based awards, designed to provide additional incentive-based compensation, are made to executive officers pursuant to Trustmark’s 2005 Stock and Incentive Compensation Plan. Although the Committee can exercise discretion in making awards under the plan, for 2005, the Committee awarded executive officers, other than Mr. Host, non-qualified stock options based on each executive’s position and responsibilities.  Mr. Host was granted an amount of performance-based restricted stock (described in note (2) to the compensation table on page 11 of this proxy statement) valued at 70% of his base salary for 2005.

Human Resources Committee Interlocks and Insider Participation

     No current or former executive officer of Trustmark or any of its subsidiaries serves or, during 2005, served as a member of the Human Resources Committee. The Committee, which has submitted the foregoing Report on Executive Compensation, is composed of the following persons:

          Reuben V. Anderson - Chair
         William C. Deviney, Jr.
          C. Gerald Garnett
          R. Michael Summerford

TRANSACTIONS WITH MANAGEMENT

     No directors, executive officers, nominees, five percent shareholders, their related entities or their immediate family members have been indebted to Trustmark, or any subsidiaries other than TNB, at any time since January 1, 2005. In the ordinary course of business, TNB and its subsidiaries have provided and expect to provide in the future, banking, investment and insurance services in excess of $60,000 with directors, executive officers, nominees, five percent shareholders, related entities and immediate family members. Such transactions are made on substantially the same terms including, in the case of loans, interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.
     During 2005, TNB engaged in business relationships with various entities in which members of the Board of Directors have direct and indirect interests. None of these relationships were considered material to TNB or such entity.

AUDIT AND FINANCE COMMITTEE REPORT

     Trustmark’s Audit and Finance Committee, which conducts the usual and necessary activities in connection with the audit functions of Trustmark, held five meetings during 2005.

Independent Public Accountants

     The Board of Directors, based on the recommendation of the Audit and Finance Committee, has engaged KPMG LLP (KPMG) as Trustmark’s independent accountants since April 29, 2002.
     Representatives of KPMG are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions during the period generally allotted for questions at the meeting.
     The Committee has reaffirmed KPMG’s engagement as the independent accountants for 2006.

Committee Review and Discussion

     The Committee reviewed and discussed with management and KPMG the consolidated audited financial statements as of and for the three years ended December 31, 2005. The Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed the independence of KPMG. Based on this review, the Committee recommended to the Board of Directors that the consolidated audited financial statements be included in Trustmark’s Annual Report on Form 10-K for the year ended December 31, 2005.
     None of the members of Trustmark’s Audit and Finance Committee serve on the audit committee of another company, and all are independent directors as defined by NASDAQ rules:

          J. Kelly Allgood - Chair
          Richard H. Puckett
          R. Michael Summerford
          Kenneth W. Williams

     The Securities and Exchange Commission (SEC) requires that at least one member of the audit committee qualify as a financial expert. The Board has determined that R. Michael Summerford meets this requirement.

Accounting Fees

     The following aggregate fees were billed to Trustmark during 2005 and 2004 by KPMG for services rendered:
1.
Audit Fees - Audit fees include fees for professional services in connection with the audit of Trustmark’s consolidated financial statements, review of internal controls, review of the interim consolidated financial statements included in quarterly reports and services provided by KPMG in connection with statutory and regulatory filings. Audit fees for 2005 and 2004 were $642,760 and $1,006,082 respectively. Fees for 2004 were substantially higher due to the initial implementation of Sarbanes - Oxley compliance.

2.
Audit-Related Fees - Audit-related fees include fees for professional services in connection with audits of benefit plans and acquisition consultation. Audit-related fees for 2005 and 2004 were $19,000 and $29,203, respectively.

3.	Tax Fees - Tax fees include fees for professional services rendered in connection with tax compliance. KPMG did not provide any tax services during 2005. Tax fees billed during 2004 were $4,128.
4.	All Other Fees - All other fees include fees for professional services rendered in connection with consulting services provided. KPMG did not bill Trustmark for other fees during 2005 or 2004.

Pre-Approval Policy

     The Audit and Finance Committee has adopted a policy that sets forth guidelines and procedures for the pre-approval of services to be performed by the independent accountants, as well as the fees associated with those services. Annually, the Committee reviews and establishes the types of services and fee levels to be provided by the independent accountants. Any additional services or fees in excess of the approved amount require specific pre-approval by the Committee. The Committee has delegated to its Chairman the authority to evaluate and approve services and fees in the event that pre-approval is required between meetings. If the Chairman grants such approval, he will report that approval to the full Committee at its next meeting. Non-audit services, as prohibited by the SEC, are likewise prohibited under the Committee’s pre-approval policy.

Audit and Finance Committee Charter

     The Audit and Finance Committee reviews and reassesses the adequacy of the Committee’s Charter on an annual basis. During 2005, no changes were made to the charter filed as an exhibit to the proxy statement dated April 8, 2005.

PROPOSALS OF SHAREHOLDERS

     Shareholders may submit proposals to be considered at the 2007 Annual Meeting of Shareholders if they do so in accordance with applicable regulations of the SEC.
     Any shareholder intending to propose a matter for consideration at Trustmark’s 2007 Annual Meeting of Shareholders must submit such proposal in writing to the Secretary of Trustmark no later than February 21, 2007. In order to be considered for inclusion in Trustmark’s proxy statement for the 2007 Annual Meeting of Shareholders, the proposal must be in proper form and submitted to the Secretary no later than December 8, 2006. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Trustmark has not received notice of such proposal by February 21, 2007.

TRUSTMARK CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2006

     The shareholder(s) hereby appoints Matthew L. Holleman III and J. Kelly Allgood, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Trustmark Corporation that the shareholder(s) are entitled to vote at the annual meeting of shareholders to be held in the Grand Ballroom at the Hilton Hotel, located at 1001 East County Line Road, Jackson, Mississippi, on Tuesday, May 9, 2006, at 10:00 a.m., Central Time.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND "FOR" THE TRUSTMARK CORPORATION 2005 STOCK INCENTIVE COMPENSATION PLAN.

Comments:
(If you noted any Comments above, please mark the corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR YOU MAY VOTE BY INTERNET OR TELEPHONE (SEE REVERSE SIDE FOR MORE INFORMATION).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET -www.proxyvote.com
Shareholders may use the Internet to transmit their voting instructionsand for electronic delivery of information up until 11:59 P.M. EasternTime the day before the meeting date. To vote on-line, have the proxycard in hand, access the website above, and follow the instructions given.

TMK CORP P.O. BOX 291 Jackson, MS 39205-0291
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Trustmark Corporationin mailing proxy materials, you can consent to receive all future proxystatements, proxy cards and annual reports electronically via e-mail orthe Internet. To sign up for electronic delivery, please follow the instructionsabove to vote using the Internet and, when prompted, indicate that youagree to receive or access shareholder communications electronicallyin future years.

VOTE BY PHONE - 1-800-690-6903
Shareholders may use any touch-tone telephone to transmit theirvoting instructions up until 11:59 P.M. Eastern Time the day before themeeting date. To vote by telephone, have the proxy card in hand, callthe toll-free number above, and follow the instructions given.

VOTE BY MAIL
Shareholders should mark, sign, and date their proxy card and return itin the postage-paid envelope provided or return it to TrustmarkCorporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TRUST1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TRUSTMARK CORPORATION

Items of Business

1.	Election of Directors - To elect a board of twelve directors to hold office for the ensuing year or until their successors are elected and qualified.

Nominees:
01) J. Kelly Allgood
02) Reuben V. Anderson
03) William C. Deviney, Jr.
04) C. Gerald Garnett
05) Richard G. Hickson
06) Matthew L. Holleman III

		07) John M. McCullouch 08) Richard H. Puckett 09) R. Michael Summerford 10) Kenneth W. Williams 11) William G. Yates, Jr.	For All ☐ Withhold All ☐ For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below. ____________________________
2.	To transact such other business as may properly come before the meeting.
	If you wish to cumulate votes for Directors, do NOT mark "For All", "Withold All" or "For All Except" above, but check this box and write your voting insturctions on the back of this card.	☐
	Please indicate if you plan to attend this meeting	Yes ☐ No ☐